Exhibit 5.1

28 August 2013	LEVEL 19 AURORA PLACE 88 PHILLIP STREET SYDNEY GPO BOX 521 SYDNEY NSW 2001 AUSTRALIA DX 117 SYDNEY www.minterellison.com T +61 2 9921 8888 F +61 2 9921 8123

The Directors

Prima BioMed Ltd

Level 7

151 Macquarie Street

Sydney NSW Australia

Dear Directors

Prima BioMed Ltd Registration Statement on Form F-3

1.	Background

1.1	We have acted as Australian legal counsel to Prima BioMed Ltd ABN 90 009 237 889 (Company), a company incorporated under the laws of the Commonwealth of Australia, in connection with its filing of a registration statement on Form F-3 (Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act) with the U.S. Securities and Exchange Commission.

1.2	The Registration Statement relates to the proposed offer, issue and sale by the Company from time to time, as set out in the prospectus contained in the Registration Statement (Prospectus) and, we are instructed, as will also be set out in one or more supplements to the Prospectus (each, a Prospectus Supplement), of the Company’s fully paid ordinary shares without par value (Shares) represented in the United States of America by American Depository Shares (as evidenced by American Depository Receipts, each representing 30 Shares) (ADS), in such amounts as set out in the Prospectus or Supplementary Prospectus, as applicable.

1.3	The Registration Statement, including the Prospectus and each Prospectus Supplement, is hereinafter referred to collectively (and unless the context requires otherwise) as the Documents.

2.	Assumptions in providing our opinion

2.1	As to the various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

(a)	information from officers or representatives of the Company; and

(b)	an online search in relation to the Company on the Australian Securities and Investments Commission’s records dated 27 August 2013.

Prima BioMed Ltd 28 August 2013	2

2.2	We have relied on a copy of the Company’s constitution (Constitution) as provided to us by the Company.

2.3	For the purpose of our opinion contained herein, we have also assumed, with your agreement and without independent investigation or verification:

(a)	all documents submitted to us as copies conform with the originals, all copy documents are complete and up to date and the relevant original continues in full force and effect and all signatures, seals, dates, duty stamps and markings appearing on all documents submitted to us are genuine;

(a)	that each party to each document has the requisite power and authority (corporate or otherwise) to execute and deliver and perform its obligations thereunder;

(b)	all matters of internal authorisation required by the constitutions of each of the parties (if applicable) to the relevant documents have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the valid and lawful passing at those meetings of appropriate resolutions);

(c)	that any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(d)	the offer, issuance, sale, number or amount, as the case may be, and the terms of the Shares or ADS to be offered from time to time will be duly authorised and established, in accordance with the Constitution, the laws of the Commonwealth of Australia or other Australian jurisdiction and the ASX Listing Rules (each a, Corporate Authorisation);

(e)	no party has contravened or will contravene any provision of the Corporations Act 2001 (Cth) (Corporations Act) (and in particular Chapters 2E, 2J, 6 and 6D of that Act) or Chapter 10 of the ASX Listing Rules by giving effect to a transaction contemplated by the Documents or undertaking or being involved in a transaction related to or in connection with the Documents;

(f)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive (including by omission) or which is likely to mislead or deceive in relation to the issuance or sale of the Shares or ADS;

(g)	there is no (and there will not in the future be) bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the offer, issuance or sale of Shares or ADS;

(h)	the Company will at all times duly comply with all its obligations under the Corporations Act, the ASX Listing Rules and other applicable laws and regulations, including without limitation the lodgement of a notice under section 708A and Appendix 3B following each issue of Shares or ADS under the Documents;

Prima BioMed Ltd 28 August 2013	3

(i)	the Company is (and will be) able to pay its debts as and when they fall due and is otherwise solvent at the time the Shares or ADS are (or will be) issued or sold; and

(j)	all public records which we have examined are accurate and that the information disclosed by the searches conducted by us is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration or filing against the Company’s records but which did not appear on the public records at the date of our search.

3.	Limitations and qualifications

3.1	This opinion, which is governed by and to be construed in accordance with, the laws of the state of New South Wales, Australia, is given only with respect to the laws of the New South Wales and the Commonwealth of Australia that are in effect on the date of this opinion. We have not investigated the laws of any jurisdiction other than Australia. We express no opinion as to tax law or international law.

3.2	We have relied on the assumptions contained in section 129 of the Corporations Act with respect to the Company.

3.3	We express no opinion in respect of the Documents (and for the avoidance of doubt, including any documents incorporated by reference in the Documents or any Prospectus Supplement) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Documents, or ensuring that no material facts have been omitted from any of them. Furthermore, we express no opinion as to whether the Documents contain all the information required in order for the offer, issuance and sale of Shares or ADS not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law.

3.4	Our liability for the opinion provided in this letter is limited in accordance with the terms of our engagement with the Company. This opinion is provided for the sole benefit of the Company and to the maximum extent permitted by law we do not undertake or assume any liability to any third parties in respect of the subject matter of this opinion.

3.5	We express no view on any matter requiring skill or expertise of a non-legal nature, such as financial, statistical, accounting, commercial or actuarial matters.

3.6	This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document or relied upon for any purpose other than in connection with the offer, issuance and sale of Shares or ADS under the Documents from time to time without our prior written approval.

4.	Opinion

4.1	In our opinion:

(a)	following Corporate Authorisation of the offer, issuance and sale of the Shares; and

Prima BioMed Ltd 28 August 2013	4

(b)	on issuance and delivery of such Shares against payment for such securities in accordance with the terms of the Corporate Authorisation; and

(c)	as contemplated in the Documents (as applicable),

the Shares will be validly issued, fully paid and non-assessable (in the sense that, once fully paid, the holder cannot be forced to make any further payment to the Company in respect of the Shares).

5.	Conclusion

5.1	This opinion is given as at 9.00am on the date of this letter and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations and binding authority) that may occur or come to our attention after the date of this letter which may affect our opinion.

5.2	We consent to the reference to this firm in the Documents in the ‘Legal Matters’ section contained therein and we consent to the filing of this opinion as an exhibit to the Documents.

Yours faithfully

/s/ MINTER ELLISON